FORM OF ARTICLES OF INCORPORATION AS AMENDED

                                       OF

                           BIOMASSE INTERNATIONAL INC.

                  The undersigned incorporator, for the purposes of forming a corporation under the Florida Business Corporation Act, hereby adopts the following Articles of Incorporation.

                                 ARTICLE I NAME

                  The name of the corporation shall be "BIOMASSE INTERNATIONAL INC."

                           ARTICLE II PRINCIPAL OFFICE

                  The principal place of business and mailing address of this Corporation is 721 S.E. 17th Street, Fort Lauderdale, Florida 33316.

                            ARTICLE III CAPITAL STOCK

                  The aggregate number of shares which the Corporation is authorized to issue is Five Millions (5,000,000) shares of Common stocks class "A" at $1.00 per share value. Fifty Five Millions (55,000,000) shares of Common stocks Class "B" at $0.001 per share value.

                               ARTICLE IV PURPOSE

                  The Corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                 ARTICLE V INITIAL REGISTERED AGENT AND ADDRESS

                  The name and address of the initial registered agent is:
Fernand Lamothe, Chartered Accountant, 721 S.E. 17th Street, Fort Lauderdale, Florida 33316.

                             ARTICLE VI INCORPORATOR

                  The name and street address of the incorporator to these Articles of Incorporation is:

                                 Fernand Lamothe
                              Chartered Accountant
                              721 S.E. 17th Street,
                         Fort Lauderdale, Florida 33316

                  The Corporation shall have one (2) directors initially. The number of directors may be either increased or decreased from time to time as provided in the Bylaws of the Corporation, but shall never be less than one (1). The name and address of the Directors are, Benoit Dufresne President, 3360, Cote Richelieu, Trois Rivieres Quest (Quebec) G8Y 3J4 Canada and Simon Dufresne, vice president secretary, 175 rue Thiffault, Cap de la Madeleine (Quebec) G8W 1Y5, Canada.

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                  The undersigned  has executed these Articles of  Incorporation this 19th day of March, 1999.




                                               _________________________________
                                               Fernand Lamothe, Incorporator